EXHIBIT 23.1



                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in the registration statements of Equity Inns, Inc. on Form S-3 (Files Nos. 333-26559, 33-99480, 33-90364, 333-48169, 333-47761 and 333-63253) of our report dated January 22,
2001, except as to Note 11, for which the date is January 25, 2001, relating to the financial statements and financial statement schedules, which appears in this Form 10-K.



PricewaterhouseCoopers LLP





Memphis, Tennessee
March 22, 2001